Exhibit 99.1

Investor Contact Information:
Anthony V. Cosentino
Executive Vice President
Chief Financial Officer
419.785.3663
Tony.Cosentino@YourStateBank.com

SB Financial Group Declares $0.035 Quarterly Cash Dividend on Common Stock

Dividend Increases 17 Percent

Defiance, OH, October 21, 2013 – SB Financial Group (NASDAQ: SBFG) ("SB Financial") announced today that its board of directors passed a resolution declaring a quarterly cash dividend of $0.035 per common share, payable on November 15, 2013, to shareholders of record as of November 1, 2013.

"We are pleased to follow our positive third quarter earnings announcement with a 17 percent increase to our quarterly dividend over the last quarter." said Mark Klein, President and CEO of SB Financial Group. "This increase reflects the Board of Directors’ continued confidence in SB Financial’s strong financial condition and improving business opportunities.”

About SB Financial Group
Based in Defiance, Ohio, SB Financial is a financial services holding company with two wholly-owned operating subsidiaries: State Bank and RDSI Banking Systems (RDSI). State Bank operates through 17 banking centers in seven Northwestern Ohio counties, and one center in Fort Wayne, Indiana; as well as three loan production offices: two in Columbus, Ohio and one in Angola, Indiana. State Bank offers a full range of financial services for consumers and small businesses, including wealth management, mortgage banking, commercial and agricultural lending. RDSI provides item processing services to community banks located in the Midwest. SB Financial’s common stock is listed on the NASDAQ Global Market under the symbol SBFG.

Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which SB Financial and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Additional factors that could cause results to differ from those described above can be found in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.